UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2010 (January 25, 2010)
Cardtronics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark, Suite 400, Houston, Texas	77042

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 308-4000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provison of the Code of Ethics.
On January 25, 2010, the Board of Directors by unanimous vote approved three management proposed modifications to the Company’s Code of Business Conduct and Ethics. The modifications as approved by the Board include: (i) adding a section that addressed compliance with the Foreign Corrupt Practices Act and International Anti-Bribery and Fair Competition Act of 1998; (ii) clarifying that any amendments to the code must be approved by the Board; and (iii) adding language that expressly prohibited the accepting of loans or loan guarantees from customers, suppliers and/or competitors. These changes were made upon recommendation of the Company’s outside securities counsel and not in response to any conduct or action of any director, officer, or employee of the Company. The revised Code of Business Conduct and Ethics has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 9.01. Exhibits .

Exhibit
Number	Description of Exhibit
10.1	Code of Business Conduct and Ethics

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics Inc. (Registrant)
January 27, 2010	/s/ J. CHRIS BREWSTER
(Date)	J. Chris Brewster
Chief Financial Officer